Exhibit 4.3

NINTH AMENDMENT TO THE
TRANSFER AND SERVICING AGREEMENT

This NINTH AMENDMENT TO THE TRANSFER AND SERVICING AGREEMENT, dated as of November 9, 2011 (this “Amendment”) is made among World Financial Network Bank (formerly known as World Financial Network National Bank), a Delaware state chartered bank (“WFN”), as Servicer; WFN Credit Company, LLC (“WFN Credit”), as Transferor, and World Financial Network Credit Card Master Note Trust (the “Issuer”), as Issuer, to the Transfer and Servicing Agreement, dated as of August 1, 2001, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, (as amended, the “Transfer Agreement”).  Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Transfer Agreement.

WHEREAS, as of August 1, 2011, WFN converted from a national banking association to a Delaware state chartered bank and changed its name from World Financial Network National Bank to World Financial Network Bank (the “Conversion”); and

WHEREAS, in connection with the Conversion, the parties hereto desire to amend the Transfer Agreement in certain respects as set forth herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.  Amendment to Transfer Agreement.  Section 3.3(a) of the Transfer Agreement is hereby amended in its entirety to read as follows:

(a)           Organization and Good Standing.  Servicer is duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

2.  Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Effective Date”) upon which (i) each of the parties hereto receive counterparts of this Amendment, duly executed and delivered by each of the parties hereto and (ii) each of the conditions precedent described in Section 9.1(a) of the Transfer Agreement are satisfied.

3.  Effect of Amendment; Ratification.  (a)  On and after the Effective Date, this Amendment shall be a part of the Transfer Agreement and each reference in the Transfer Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Transfer Agreement shall mean and be a reference to the Transfer Agreement as amended hereby.

(b)           Except as expressly amended hereby, the Transfer Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

Ninth Amendment to Transfer Agreement

4.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

5.  Section Headings.  Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

6.  Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Counterparts of this Amendment may be delivered by facsimile or electronic transmission.

[Signature Page Follows]

Ninth Amendment to Transfer Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK BANK,
as Servicer

By:  /s/ Ronald C. Reed
Name: Ronald C. Reed
Title: Treasurer

WFN CREDIT COMPANY, LLC, as Transferor

By:  /s/ Daniel T. Groomes
Name: Daniel T. Groomes
Title: President

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, as Issuer

By: U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:  /s/ Mildred F. Smith
Name: Mildred F. Smith
Title: Vice President

S-1	Ninth Amendment to Transfer Agreement